Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-254538) of Sociedad Química y Minera de Chile S.A of our report dated April 25, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20F.

/s/ PricewaterhouseCoopers Consultores Auditores y Compañía Limitada

Santiago, Chile

April 25, 2023